                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 5, 1999, except for Note 2 as to which the date is August 24, 1999, relating to the financial statements and financial statement schedule of Millitech Corporation, which appear in such Registration Statement. We also consent to the references to us under the headings "Selected Financial Data" and "Experts."

/s/ PricewaterhouseCoopers LLP

Springfield, Massachusetts
September 27, 1999